STOCK PURCHASE AGREEMENT

      Stock Purchase Agreement (the "Agreement"), dated as of December 31, 1996, is by and among SofTech, Inc., a Massachusetts corporation ("SofTech"), Information Decisions, Inc. ("IDI"), a wholly-owned subsidiary of SofTech (collectively, the "Buyers"), Computer Graphics Corporation ("CGC"), an Indiana corporation, and John Davis, Matthew Elzea and Daniel Iaria, the stockholders of CGC (collectively, the "Stockholders").

                                   WITNESSETH

      WHEREAS, the Stockholders own of record and beneficially all of the issued and outstanding capital stock of CGC, consisting of 300 shares of CGC's common stock, with a par value of -0- per share (the "Shares"), and

      WHEREAS, the Stockholders desire to sell all of the Shares to SofTech, and SofTech desires to acquire all of the Shares.

      NOW, THEREFORE, in order to consummate said purchase and sale and in consideration of the mutual agreements set forth herein, the parties hereto agree as follows:

                                   Section 1

                               PURCHASE OF STOCK

      1.1 Transfer of Shares. At the Closing, at such time, not later than December 31, 1996, and at such place, as shall be determined by mutual agreement of the parties, the Stockholders shall deliver to SofTech, 100% of the Shares, duly endorsed in blank for transfer or the Shares shall be delivered to SofTech with stock powers duly executed in blank, together with all such documents as may be required to effect a valid transfer of such Shares by Stockholders to SofTech, free and clear of any and all liens, encumbrances, charges or claims, under Article 8 of the Uniform Commercial Code.

      1.2 Consideration for the Shares. In reliance upon the representations and warranties of the Stockholders herein contained and made, and in full consideration of the Shares, and subject to the terms hereof, SofTech shall deliver the consideration set forth below ("Purchase Price"):

      (a) Initial Consideration: At the Closing, SofTech shall deliver to the Stockholders a total of 405,000 shares of SofTech common stock (the "SofTech Shares"), par value $.10 per share in three equal blocks of 135,000 shares to each of the Stockholders (the "Initial Consideration").

      (b) Additional Consideration: In addition to the Initial Consideration, not later than 15 days after completion of the internal financial statements of CGC for the fiscal year ending on December 31, 1997 (the "Determination Period"), the Stockholders shall receive from SofTech additional SofTech Shares (the "Additional Consideration"), based on the performance of CGC during the Determination Period. Such Additional Consideration shall be computed as follows:


     Total Income of CGC for 1997                  Total PBT of CGC for 1997            Additional Shares to Each Stockholder
---------------------------------------    -----------------------------------------    -------------------------------------

If Total Income is less than $2,000,000    And, if Total PBT is less than $225,000      Then, no additional Shares

If Total Income is greater than            Or, if Total PBT is greater than $224,999    Then each Stockholder shall receive
 $1,999,999 and less than $3,000,000        and less than $337,500                       35,000 additional shares

If Total Income is greater than            Or, if Total PBT is greater than $337,499    Then each Stockholder shall receive
 $2,999,999 and less than $3,200,000        and less than $360,000                       60,000 additional shares

If Total Income is greater than            Or, if Total PBT is greater than $359,999    Then each Stockholder shall receive
 $3,199,999 and less than $3,600,000        and less than $405,000                       65,000 additional shares

If Total Income is greater than            Or, if Total PBT is greater than $404,999    Then each Stockholder shall receive
 $3,599,999                                                                              70,000 additional shares

The following guidelines shall apply in computing the Additional Consideration:

            (1) The Total Income of CGC for 1997 and Total profit before tax, interest expense and corporate allocations ("PBT") of CGC for 1997 shall be computed in accordance with Exhibit "A" hereto.

            (2) In computing the Additional Consideration, if the Total Income of CGC for 1997 would result in the Stockholders receiving a different number of additional shares than Total PBT of CGC for 1997, then the Stockholders shall receive the greater number of shares. For example, if Total Income for CGC for 1997 is $3.3 million and Total PBT for CGC for 1997 is $350,000, then the Stockholders shall receive a total of 195,000 additional SofTech Shares as Additional Consideration -- 65,000 additional shares for each Stockholder.

            (3) In no case will Additional Consideration be paid if Total PBT of CGC for 1997 is less than $150,000, regardless of Total Income of CGC for 1997.

            (4) In the event that the additional SofTech Shares received are less than the maximum of 70,000 shares per Stockholder, then stock options shall be issued to each Stockholder for the shortfall. The exercise price of such stock options shall be the closing price on the date the options are issued. No stock options shall be issued if the Total PBT of CGC for 1997 is a loss.

The right to receive the Additional Consideration is not assignable by any of the Stockholders, except by operation of law.

      1.3 The Stockholders shall have the right to require SofTech to repurchase the SofTech Shares received by them hereunder (both the Initial Consideration and the Additional Consideration) if CGC generates both (i) Total Income in 1997 of at least $3,000,000, and (ii) Total PBT in 1997 of at least $300,000. The per share purchase price of such a repurchase shall be the greater of (a) $1.20 per share, or (b) 60% of the closing price for SofTech Shares as published by NASDAQ on the Closing Date. This right to require SofTech to repurchase such SofTech Shares shall be exercisable by the Stockholders on July 1, 1998, and shall extend for 45 days. This right is not transferable and terminates upon the sale of such SofTech Shares.

      1.4 As a material inducement to Buyers to enter into this Agreement, each of the Stockholders will execute a Non-Competition Agreement in the form of Exhibit "B" hereto, that will serve to restrict them from competing with Buyers for a two year period following their departure from CGC.

      1.5 The Buyers acknowledge to the following with regard to existing bank debt and amounts reflected on the balance sheet as "Due to" and "Due from" the Stockholders:

            (a) The Buyers will advance sufficient funds to CGC on the Closing Date to enable CGC to pay off all amounts due to the National Bank of Indianapolis by CGC in full on the Closing Date, and to cause the personal guarantees of each of the Stockholders to such lender to be released. CGC shall continue to make scheduled payments as required under this credit facility through the Closing Date.

            (b) It is understood that the account identified as "Due from Officers" in the amount of $69,179.32 as of October 31, 1996 is not a recoverable asset and will be written off prior to the Closing Date net of the $4,000 owed to the same Stockholder and included under the account identified as "Note Payable-Stockholders on the October 31, 1996 balance sheet. This $4,000 payable will be assumed by the Stockholders or forgiven prior to the Closing.

            (c) The account identified as "Note Payable-Stockholders" in the amount of $152,635 as of October 31, 1996 is composed of the following obligations:

                    Payee           Amount Due       Interest Rate
                -------------       ----------       -------------

                Daniel Iaria        $ 100,000             12%
                Matthew Elzea           2,635             12%
                David Davis            36,000             12%
                John Davis              4,000             12%
                Carolyn Iaria          10,000             12%
                                    ---------
                   Total              152,635

      Each of the above obligations except for the John Davis indebtedness as detailed in Section 1.5 (b) above and the $10,000 note due to Carolyn Iaria which was repaid in full in November 1996 shall continue to be paid by CGC when due. The repayment schedule of the Daniel Iaria note in the amount of $100,000 shall be as follows: $50,000 on the Closing Date and the remaining principal and interest paid on a monthly basis over the following 24 months. There will be no change in any of the other terms of note payable agreements.

      1.6 The Buyers shall enter into a Severance Agreement with each of the Stockholders, in the form of Exhibit "C" hereto, which shall provide them with an agreed upon cash payment during the three year period following the Closing Date in the event their employment is terminated for any reason other than voluntary resignation or termination for fraud or theft. This Severance Agreement shall also define the minimum annual compensation for the three Stockholders during that three year time period while they are employed. The Severance Agreement is specifically not an Employment Agreement. Each of the Stockholders will be an employee at will.

      1.7 SofTech shall loan John Davis the sum of $110,000 at the Closing. Such loan will be evidenced by a promissory note in the form of Exhibit "D" hereto. The note shall be for a four year term, and shall bear interest at the minimum rate required to avoid imputed interest from the IRS. Davis' SofTech Shares shall be pledged to secure this loan, and otherwise this loan shall be a non-recourse obligation.

      1.8 Post Closing Adjustment. SofTech intends to dispose of the 540,000 shares of Data Systems Network Corporation ("DSN") either through distribution or sale as soon as possible following the registration of such shares with the Securities and Exchange Commission. Buyers and Stockholders agree that the transaction contemplated by this Agreement was negotiated with the assumption that the DSN shares would be distributed prior to the completion of this Agreement. In that this distribution of DSN shares or proceeds from the disposal of such shares to the SofTech shareholders will occur after the close of this Agreement, the Stockholders hereby agree as follows with regard to such distribution:

            (a) Upon the distribution to the SofTech shareholders of the DSN shares or the proceeds from the disposal of such shares, the Stockholders agree to execute a promissory, non-interest bearing, note to the Company in the amount equal to the net proceeds received by Stockholders from either their sale of such shares or from a cash distribution related to the Company's disposal of such shares. Such note shall be payable immediately upon receipt of such proceeds to Stockholders. Taxes or any other expenses which may arise related to the Stockholders receipt of such distribution will be borne by the Company so long as the net proceeds are remitted in accordance with this Section 1.8 (a).

            (b) In the event Stockholders sell, transfer or dispose of any or all of their SofTech shares prior to the distribution of DSN shares or proceeds from the Company's disposal of DSN shares, Stockholders shall remit to the Company the value of their pro rata share of the DSN shares that remain on the SofTech balance sheet on the day Stockholders sell, transfer or dispose of their SofTech shares. Such remittance shall be calculated as follows: Number of SofTech shares sold divided by number of SofTech shares outstanding times market value of the DSN shares.

      1.9 Tax-Free Stock-for-Stock Exchange; Tax Returns. Each of the parties hereto shall use their best efforts to cause the transactions that are contemplated herein to be a treated as a tax-free "reorganization" within the meaning of Section 368(a)(1)(B) of the Internal revenue Code ("Code") and shall report the transactions as such in all federal, state and local tax returns filed after the Closing Date.


                                   Article 2

             REPRESENTATIONS AND WARRANTIES OF CGC AND STOCKHOLDERS

      2.1 Making of Representations and Warranties. As a material inducement to Buyers to enter into this Agreement and consummate the transactions contemplated hereby, CGC and the Stockholders hereby make to Buyers the representations and warranties contained in this Section 2.

      2.2 Organization and Qualification of CGC. CGC is a corporation duly organized, validly existing and in good standing under the laws of the State of Indiana with full corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is currently conducted. The copies of CGC's Articles of Incorporation and Bylaws, as amended to date, that have been made available to Buyers are complete and correct, and no amendments are pending or contemplated.

      2.3 Subsidiaries. CGC has no subsidiaries and does not own any securities issued by, and has not loaned any funds to, any other business organization or governmental authority.

      2.4 Capital Stock of CGC. The authorized capital stock of CGC consists of 1,000 shares of common stock, of which 400 shares are duly and validly issued and 300 shares are outstanding, and such outstanding shares are free and clear of all claims, liens or encumbrances of any sort. The other 100 shares issued but not outstanding are treasury shares repurchased by the CGC. There are 600 shares unissued. None of the shares have been issued in violation of any state or federal law. There exists a Stockholder Agreement between the Stockholders, and a copy of such agreement is attached hereto as Schedule 2.4. There are no other voting trusts, voting agreements, proxies or other agreements, instruments or undertakings with respect to the Shares to which CGC or the Stockholders are a party.

      2.5 Authority. The execution, delivery and performance of this Agreement by CGC does not and will not: (a) violate any provision of the Articles of Incorporation or bylaws; (b) violate any laws of the United States, or any state or other jurisdiction applicable to CGC or require CGC to obtain any approval, consent or waiver of, or make any filing with, any person or entity that has not been obtained or made; and (c) result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of any contract, agreement, or lease to which CGC is a party.

      2.6   Status of Tangible Property.

      (a) No Real Property Owned. CGC does not currently, nor has CGC ever in the past, owned any real property.

      (b) Leased Real Property. All real property leased by CGC as tenant or lessee is listed on Schedule 2.6(b). Copies of all the leases have been made available to the Buyers and are complete, accurate, true and correct. Each of such leases is in full force and effect on the terms set forth therein and has not been modified, amended or altered, in writing or otherwise, except as noted on Schedule 2.6(b).

      (c) Personal Property. A complete list of machinery, equipment, furniture, fixtures, leasehold improvements and all other tangible personal property owned or leased by CGC is listed on Schedule 2.6(c). CGC has good and valid, legal title to all of the personal property owned by it and all of its equipment leases are valid and no default exists under any such lease.

      2.7   Financial Statements.

      (a) The Buyers have received the following CGC financial statements, copies of which are attached hereto as part of Schedule 2.7: balance sheets as of December 31, 1995, October 31, 1996 and November 30, 1996; statements of income for the twelve months ended December 31, 1995, ten months ended October 31, 1996, and the month ended November 30, 1996. Said financial statements (i) are true, accurate and correct, in all material respects, (ii) have been prepared on a consistent basis during the periods covered thereby, and (iii) present fairly the financial condition of CGC at the dates of said statements and the results of its operations for the periods covered thereby, except for the exclusion of footnotes and subject to normal recurring year-end adjustments. The balance sheet of CGC as of December 31, 1995 is hereafter referred to as the "Base Balance Sheet".

      (b) All of the liabilities of CGC as of October 31, 1996 are reflected in the financial statements that have been provided to Buyers or in Schedules that have been furnished to Buyers hereunder, including, without limitation,
Schedule 2.7(b). From October 31, 1996 through the close of this transaction no additional liabilities have arisen other than in the ordinary course of conducting the business.

      2.8   Taxes.

      (a) CGC has paid or caused to be paid all federal, state, local, foreign and other taxes, including, without limitation, income taxes, estimated taxes, alternative taxes, excise taxes, sales taxes, use taxes, value-added taxes, gross receipts taxes, capital stock taxes, franchise taxes, employment and payroll related taxes, withholding taxes, property taxes, whether or not measured in whole or part by net income, and all deficiencies, or other additions to tax, interest, fines and penalties owed by it (collectively, "Taxes") required to be paid by it through the date hereof, whether disputed or not.

      (b) CGC has, in accordance with applicable law, filed all federal, state, local and foreign tax returns required to be filed by it through the date hereof, and all such returns correctly and accurately set forth the amount of any Taxes relating to the applicable period. Schedule 2.8(b) lists all federal, state, local and foreign income tax returns filed by CGC for the fiscal year ended December 31, 1995 with notation as to those returns that have been audited or are currently being audited. CGC has made available to Buyers a complete and correct copy of each of those returns listed and all examination reports and statements of deficiencies assessed against or agreed to by CGC with respect to such returns.

      (c)   CGC has been an S Corporation since its commencement of operations.

      2.9 Accounts Receivable. To the knowledge of Stockholders, all of the accounts receivable of CGC are valid and enforceable claims, fully collectible and subject to no setoff or counterclaim; provided, however, that the Stockholders are not guaranteeing the collectibility of any of the accounts receivable of CGC.

      2.10 Absence of Certain Changes. Since the date of the Base Balance Sheet, except as disclosed on Schedule 2.10, there has not been:

            (a) any material adverse change in the financial condition, properties, assets, liabilities, business or operations of CGC, taken as a whole;

            (b) any contingent liability incurred by CGC as guarantor or otherwise with respect to the obligations of others or any cancellation of any debt or claim owing to, or waiver of any right of CGC, other than in the ordinary course of business;

            (c) any obligation or liability of any nature incurred by CGC, whether accrued, absolute, contingent or otherwise, asserted or unasserted, other than obligations and liabilities incurred in the ordinary course of business;

            (d) any purchase, sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any assets of CGC other than in the ordinary course of business;

            (e) any direct or indirect redemption, purchase or other acquisition by CGC of its own capital stock;

            (f) any claim of unfair labor practices involving CGC; any change in compensation by CGC to any officers, employees, agents or independent contractors other than normal merit increases in accordance with its usual practices, or any bonus payment or arrangement made to or with any of such officers, employees, agents or independent contractors except for the 1996 year-end cash bonuses of $50,000 to each of the Stockholders, and 1996 year-end cash bonuses to the non-Stockholder employees of CGC in the approximate aggregate amount of $8,000;

            (g) any payment or discharge of a lien or liability of CGC which was not shown on the Base Balance Sheet or incurred in the ordinary course of business thereafter;

            (h) any change in accounting methods or practices, credit practices or collection policies used by CGC; or

            (i) any agreement or understanding, whether in writing or otherwise, for CGC to take any of the actions specified in paragraphs (a) through (h) above.

      2.11 Contracts. CGC has made available to Buyers copies of all material contracts, commitments, agreements and licenses to which CGC is a party. To the knowledge of Stockholders, CGC is not in default under any of such contracts, commitments, agreements or licenses, and none of the Stockholders have any knowledge of conditions or facts which with notice or passage of time, or both, would constitute default. To the knowledge of Stockholders, no other party to any such contract, commitment, agreement or license is in default thereunder, and none of the Stockholders have any knowledge of conditions or facts which with the notice or passage of time, or both, would constitute a default.

      2.12 Litigation. There is no litigation or governmental or administrative proceeding or, to the knowledge of Stockholders investigation, pending against CGC or threatened against CGC which would have a material adverse effect on CGC's assets, prospects, financial condition or business or which would prevent or hinder the consummation of the transactions contemplated by this Agreement.

      2.13 Compliance with Laws. To the knowledge of Stockholders, CGC is in compliance in all material respects with all applicable statutes, ordinances, orders, rules and regulations promulgated by any federal, state, municipal or governmental authority which apply to the conduct of its business, and CGC has not received notice of a violation or alleged violation of any such statute, ordinance, order, rule or regulation which is currently pending.

      2.14 Powers of Attorney. Neither CGC or the Stockholders (with respect to the Shares, and except for any durable power of attorney to become effective on such Stockholder's incapacity), has granted powers of attorney that are presently outstanding.

      2.15 Corporate Records. The corporate record books of CGC record all material corporate action of CGC that have been taken by its Stockholders and board of directors and committees thereof. The copies of the CGC corporate records delivered or made available to Buyers are true and complete copies of the originals of such documents.

      2.16 Employee Benefit Plans. Schedule 2.16 lists all Employee Benefit Plans that have been provided by CGC to its employees during the three year period ending on the Closing Date. CGC has made available to Buyers copies of all documents in the possession of CGC embodying or governing such Plans including Plan descriptions, IRS Forms and schedules, IRS determination letters.

      2.17 Environmental Matters. CGC has never generated, transported, used, stored, treated, disposed of or managed any Hazardous Waste. No Hazardous Material has ever been or is threatened to be spilled, released or disposed of by or on behalf of CGC at any site presently or formerly owned, operated, leased or used by CGC, or has ever come to be located in the soil or groundwater at any such site. CGC has no liability under, nor has it ever violated, any Environmental Law.

      2.18  Directors, Officers, Employees and Suppliers.

      (a) Schedule 2.18(a) is a true and complete list of all current directors and officers of CGC and includes current job title and aggregate annual compensation of each such individual for the year ended December 31, 1995 and for the period from January 1, 1996 to the Closing Date. True and complete copies of compensation plans and any other applicable agreements related to these individuals have also been provided to Buyers.

      (b) Schedule 2.18(b) is a true and complete list of the suppliers of CGC to whom CGC has made payment, or is expected to make payment, aggregating $5,000 or more during or with respect to the fiscal year ended December 31, 1995 showing with respect to each, the name, address and dollar volume involved. The Schedule also details the same information in comparative form for the period from January 1, 1996 to October 31, 1996.

      2.19 Disclosure. The representations, warranties and statements contained in this Agreement and in the certificates, exhibits and schedules delivered by CGC and the Stockholders to Buyers pursuant to this Agreement do not contain any untrue statement of a material fact, and, when taken together, do not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties or statements not misleading in light of the circumstances in which they were made.

      2.20  Employees and Labor Matters.

      (a) CGC employees 23 full-time employees and 2 part-time employee and generally enjoys a good employer-employee relationship. Schedule 2.20(a) sets forth the name, position, pay rate, full-time or part-time status, date of hire and exempt or non-exempt status of each of CGC's employees.

      (b) Schedule 2.20(b) is a list of all employees that have terminated employment with CGC over the last 24 months with a brief description of the circumstances of such termination.

      (c) CGC is not delinquent in payments to any of its employees, past or present, for any wages, salaries, commissions, bonuses or other direct compensation for any services provided or amounts required to be reimbursed. There are no workers' compensation or other similar claims filed against CGC, and none of the Stockholders knows of any injury or other event that may give rise to any such claim. There are no charges of employment discrimination or unfair labor practices that have been filed against or involving CGC. There are no grievances, complaints, or charges that have been filed against CGC. To the knowledge of the Stockholders, CGC is, and has been at all times since its effective date, in compliance with the requirements of the Immigration Reform Control Act of 1986. To the knowledge of Stockholders, CGC's payroll systems and classification of employees is and for 18 months prior to the Closing has been consistent with and in compliance with the requirements of the Fair Labor Standards Act, as amended, and any and all applicable state minimum wage and overtime laws.

      2.21  Customers and Distributors.

      (a) Schedule 2.21(a) sets forth any representative, distributor or direct customer who accounts for more than $10,000 of revenue for each of fiscal year ended December 31, 1994, December 31, 1995 and the period from January 1, 1996 to the Closing Date. The Schedule shall include customer name, dollar amount purchased, and present status of the account.

      (b) Schedule 2.21(b) sets forth the customers for which CGC has performed ProEngineer related services over the last two year period.


                                   Article 3

               REPRESENTATIONS AND WARRANTIES OF SOFTECH AND IDI

      Making of Representations and Warranties. As a material inducement to Stockholders and CGC to enter into and to consummate the transactions contemplated by this Agreement, SofTech and IDI hereby represent and warrant to Stockholders the following:

      3.1 Organization and Standing; Articles and By-Laws. SofTech and IDI are duly organized, validly existing and in good standing under the Laws of the States of Massachusetts and Michigan, respectively, with full corporate power and authority to own or lease their respective properties and to conduct their respective businesses in the manner and in the places where such properties are owned or leased or such businesses are conducted by them. Each of Buyers is qualified to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except where failure so to be qualified would not have material adverse effect on Buyers. IDI is a wholly-owned subsidiary of SofTech. Complete and correct copies of the certificate and articles of incorporation and by-laws of SofTech have been delivered to Stockholders, and no changes therein will be made subsequent to the date hereof and prior to the Closing Date.

      3.2 Corporate Power. SofTech and IDI have the full right, authority and power to enter into this Agreement and each agreement, document and instrument to be executed and delivered pursuant to this Agreement and to carry out the transactions contemplated hereby, including, without limitation, to issue and deliver to Stockholders the SofTech Shares pursuant to this Agreement.

      3.3   Capitalization. The authorized capital stock of SofTech consists of
(i) 10,000,000 shares of one class of Common Stock, of which 4,613,933 shares are issued and 4,170,776 are outstanding. All such issued and outstanding shares of stock have been duly authorized and validly issued, and are fully paid and nonassessable. SofTech has reserved (i) 405,000 shares of SofTech Common Stock for issuance to the Stockholders as Initial Consideration pursuant to this Agreement, and (ii) 210,000 shares of SofTech Common Stock for issuance to Stockholders as Additional Consideration pursuant to this Agreement. There are no other options, warrants, conversion privileges or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of capital stock or other securities of SofTech that have not been disclosed in the Form 10-K filed with the Securities and Exchange Commission for the year ended May 31, 1996.

      3.4 Authorization. All corporate action on the part of each of the Buyers, their respective directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement by the Buyers, the authorization, issuance and delivery of the Initial Consideration and the Additional Consideration to Stockholders and the performance of the Buyers' obligations hereunder has been taken. This Agreement, when executed and delivered by each of the Buyers, shall constitute a valid and binding obligation of each of the Buyers enforceable in accordance with its terms.

      3.5 Stock. The SofTech Common Stock to be issued and delivered to Stockholders as Initial Consideration and Additional Consideration has been duly authorized and will be, when issued, duly authorized, validly issued, fully paid, non-assessable, and free and clear of all liens, encumbrances, charges or claims, under Article 8 of the Uniform Commercial Code or otherwise, subject to restrictions on resale under the Securities Act of 1933, as amended.

      3.6 Financial Statements. The audited financial statements of SofTech for the twelve (12) months ended May 31, 1996 and the unaudited financial statements of SofTech for the six (6) months ended November 30, 1996, attached hereto as Exhibit "E", present fairly the financial condition of SofTech as of the dates thereof and the results of operations and cash flow of SofTech for the periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis through the entire period involved, except for the exclusion of footnotes and subject to normal recurring year-end adjustments. There has been no material change in the accounting policies of SofTech since January 1, 1994.

      3.7 SofTech Reports. SofTech's Annual Report on Form 10-K for the fiscal year ended May 31, 1996 and its Quarterly Report of Form 10-Q for the fiscal quarter ended August 31, 1996 do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made in light of the circumstances under which they were made, not misleading.

      3.8 No Material Adverse Change. Since May 31, 1996, (i) there has not been any material adverse change in the business, properties, business prospects, conditions (financial or otherwise) or results of operations of SofTech, taken as a whole, and (ii) SofTech has not incurred, nor will it incur prior to the Closing, any material liabilities or obligations, direct or contingent, nor has it entered into, nor will it enter into, any material transaction, other than in the ordinary course of business or pursuant to this Agreement and the transactions referred to herein except as disclosed in the Form 10-K filing with the Securities and Exchange Commission for the year ended May 31, 1996.

      3.9 No Actions or Proceeding. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Buyers, threatened against SofTech or any of its subsidiaries or properties, or any of its officers or directors (in their capacities as such), that, individually or in the aggregate, could have a material adverse effect on SofTech. There is no judgment, decree or order against SofTech, or, to the knowledge of Buyers, any of its directors or officers (in their capacities as such), that could prevent, injure, alter or delay any of the transactions contemplated by this Agreement, or that could have a material adverse effect on SofTech. There is no agreement, judgment, injunction, order or decree binding upon SofTech which has or could have the effect of prohibiting or impairing any current business practice of SofTech, any acquisition of property by SofTech or the conduct of business by SofTech as currently conducted.

      3.10 Governmental Licenses and Permits. To the knowledge of SofTech, SofTech has (i) all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business as presently conducted, (ii) complied in all material respects with all laws, regulations and orders applicable to it or its business, and (iii) performed all material obligations required to be performed by it and is not in default, under any contract or other instrument to which it is a party or by which its property is bound or affected where such default could reasonably be expected to have a material adverse effect on its business. To the knowledge of SofTech, no other party under any contract or other instrument to which SofTech is a party is in default in any respect thereunder where such default could reasonably be expected to have a material adverse effect on the business of SofTech. SofTech is not, nor at the Closing Date will it be, in violation of any provision of its articles of incorporation or by-laws.

      3.11  No Consents or Approvals; No Conflicts.

      (a) No consent, approval authorization, license or order of, or any filing, registration or declaration or application with, any court or governmental agency or body is required for the consummation by SofTech of the transactions on its part herein contemplated, except such as have been obtained or shall be obtained prior to the Closing.

      (b) The performance of this Agreement and the consummation of the transactions contemplated hereby will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of SofTech pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, SofTech's articles of incorporation or by-laws, any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument to which SofTech is a party or by which it or any of its properties is bound or affected, or violate or conflict with any judgment, ruling, decree, order, application, filing, declaration, license, registration, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of SofTech, in any such case where it would have a material adverse effect on SofTech.

      3.12 Absence of Undisclosed Liabilities. SofTech has no obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the SofTech Balance Sheet dated May 31, 1996, a true, correct and complete copy of which has been provided to Stockholders (the "SofTech Balance Sheet"), (ii) those incurred in the ordinary course of business and not required to be set forth in the SofTech Balance Sheet under generally accepted accounting principles, and (iii) those incurred in the ordinary course of business since the SofTech Balance Sheet Date and consistent with past practice.

      3.13 No Material Misstatement or Omission. None of the representations or warranties made by either of the Buyers herein or in any Schedule hereto, or certificate furnished by Buyers pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain at the Closing Date any untrue statement of a material fact, or omits or will omit at the Closing Date to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.


                                   Article 4

                                INDEMNIFICATION

      4.1 Indemnification by the Stockholders. Each Stockholder jointly and severally agrees to indemnify and hold SofTech, IDI and CGC and their respective subsidiaries, officers, directors, partners or employees harmless from and against any damages, liabilities, losses, taxes or expenditures of any kind or nature whatsoever which may be sustained or suffered by any of them arising out of or based upon any of the following:

            (a) fraud, intentional misrepresentation or deliberate or wilful breach of any representations, warranties or covenants under this Agreement or in any agreement, certificate, schedule or exhibit delivered pursuant hereto; or

            (b) Any other breach of any representation, warranty or covenant under this Agreement or in any agreement, certificate, schedule or exhibit delivered pursuant hereto, or reason of any claim, action or proceeding asserted or instituted growing out of any matter or thing constituting a breach of such representation, warranty or covenant.

      4.2 Indemnification by SofTech and IDI. SofTech and IDI jointly and severally agrees to indemnify and hold each of the Stockholders harmless from and against any damages, liabilities, losses, taxes or expenditures of any kind or nature whatsoever which may be sustained or suffered by any of them arising out of or based upon any of the following:

            (a) fraud, intentional misrepresentation or deliberate or wilful breach of any representations, warranties or covenants under this Agreement or in any agreement, certificate, schedule or exhibit delivered pursuant hereto; or

            (b) Any other breach of any representation, warranty or covenant under this Agreement or in any agreement, certificate, schedule or exhibit delivered pursuant hereto, or reason of any claim, action or proceeding asserted or instituted growing out of any matter or thing constituting a breach of such representation, warranty or covenant.

      4.3 Notice and Defense of Claims. In the event of a claim arising under the indemnification provisions detailed above, the party making the claim shall do so in writing to the person or persons responsible for the indemnification. The party receiving such claim has 30 days to review written notification and either agree the claim is valid or to dispute such claim. In the event of agreement with the validity of such claim payment shall be made within 45 days of receipt of notification. In the event of a dispute with regard to the claim, the person or persons so disputing must do so in writing within 30 days of receipt of notification.

      4.4 Liability Threshold. Anything in this Agreement to the contrary notwithstanding, the Buyers, CGC (and those persons and entities claiming through them under Section 4.1) shall not make any claim against the Stockholders for any breach of representations and warranties or of any covenant or agreement under this Agreement with respect to any such breaches, unless the amount of the loss for such breaches shall exceed in the aggregate the threshold amount of $50,000.

      4.5 Exclusive remedy; No Personal Liability. Anything in this Agreement to the contrary notwithstanding, the exclusive remedy of the Buyers, CGC and any person or entity claiming through them with respect to any alleged breach of any representation, warranty or covenant made in this Agreement shall be to offset against the SofTech Shares that are distributed to the Stockholders as Initial Consideration and Additional Consideration, and the Stockholders shall not be personally liable for any amounts hereunder.

      4.6 Dispute Resolution. To the extent feasible, the parties hereto desire to resolve any controversies or claims arising out of or relating to this Agreement and the agreements contemplated hereby through discussions and negotiations between each other. The parties initially shall attempt to resolve any disputes, controversies or claims arising out of or relating to this Agreement or any of the agreements contemplated hereby by face-to-face negotiation with the other parties. In the event that, after good faith discussions, such controversies or claims cannot be resolved solely between the parties, the parties shall refer such dispute, controversy or claim to a third party, who is mutually agreeable to the parties, for resolution by mediation.

      4.7 Survival of Representations and Warranties. All representations, warranties, covenants and agreements of the parties contained in this Agreement or any certificate, document or other instrument delivered in connection herewith, shall survive for a period of twelve (12) months after the Closing Date.


                                   Article 5

                              REGISTRATION RIGHTS

      5.1 Registration on Form S-3. Following the issuance of the SofTech shares pursuant to this Agreement, SofTech shall use its best efforts to cause a registration statement under the Securities Act of 1933, as amended, to be filed with the Securities and Exchange Commission on Form S-3 (or a substantially equivalent successor form) with respect to such SofTech shares. SofTech shall bear the expenses associated with registering such shares.

      5.2 Registration Rights Agreement. At the Closing the Buyers and the Stockholders shall enter into a Registration Rights Agreement in the form of Exhibit "F"hereto.


                                   Article 6

                               OTHER INFORMATION

      6.1 Governing Law. This Agreement shall be construed under and governed by the internal laws of the Commonwealth of Massachusetts.

      6.2   Stockholders' Representative.

      (a) In order to efficiently administer the waiver of any condition or right of the Stockholders and the settlement of any dispute arising under the Agreement, or any other document or agreement executed in connection with the Closing or the transactions contemplated by this Agreement, the Stockholders hereby designate John Davis as the representative of the Stockholders (the "Representative").

      (b) The Stockholders hereby authorize the Representative (i) to take all action necessary in connection with the waiver of any condition to the obligations of the Stockholders under this Agreement, the waiver of any right of the Stockholders hereunder, or the settlement of any dispute arising hereunder, (ii) to give and receive all notices required to be given under this Agreement and (iii) to take any and all action as is contemplated to be taken by or on behalf of the Stockholders by the terms of this legal proceedings on behalf of the Stockholders without their consent.

      (c) All decisions and actions by the Representative shall be binding upon all of the Stockholders, and no Stockholder shall have the right to object, dissent, protest or otherwise contest the same. In the event of the Representative's death or inability to perform the responsibilities hereunder, Daniel Iaria and Matthew Elzea shall fill such vacancy.

      6.3 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date delivered, if delivered in person or by overnight courier service, or three (3) days after the date mailed, if mailed first-class, postage prepaid, or certified mail, return receipt requested, as follows (or at such other address as may be furnished in writing by the parties to the other parties by like notice):

To SofTech and IDI:
                   Information Decisions, Inc.
                   3260 Eagle Park Drive, N.E.
                   Grand Rapids, MI 49505
                   Attn: President and CEO

To the Stockholders:
                   Computer Graphics Corporation
                   6666 East 75th Street
                   Suite 110
                   Indianapolis, Indiana 46250
                   Attention: John Davis

      6.4 Entire Agreement. This Agreement, including the Schedules and Exhibits referred to herein and the other writings specifically identified herein or contemplated hereby, is complete, reflects the entire agreement of the parties with respect to its subject matter, and supersedes all previous written of oral negotiations, commitments and writings. All inducements to the making of this Agreement relied upon by either party have been expressed herein.

      6.5 Assignability. This Agreement may not be assigned by the Stockholders without the prior written consent of SofTech and IDI. This Agreement shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns. No right hereunder shall be created in any person or entity not a party to this Agreement, it being the express intention of the parties hereto that no third party beneficiary rights shall be created or implied by virtue of this Agreement.

      IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be executed by their duly authorized representatives as of the date set forth above.


                                SOFTECH, INC.

                                By: /s/ Mark R. Sweetland
                                Mark R. Sweetland
                                President and CEO


                                INFORMATION DECISIONS, INC.

                                By: /s/ Mark R. Sweetland
                                Mark R. Sweetland
                                President and CEO


                                COMPUTER GRAPHICS CORPORATION

                                By: /s/ John Davis
                                John Davis
                                President

Stockholders:


/s/ John Davis             /s/ Daniel Iaria          /s/ Matthew Elzea
John Davis                 Daniel Iaria              Matthew Elzea


                            NONCOMPETITION AGREEMENT

      Agreement dated as of December 31, 1996, between Information Decisions, Inc. ("IDI"), SofTech, Inc., including all its subsidiaries ( collectively the "Company") and John Davis ("Employee").

                                    RECITALS

      Whereas, following the acquisition of the stock of Computer Graphics Corp., ("CGC"), the Employee will be a key person responsible for implementing a growth plan that is meant to significantly enhance the value of SofTech, Inc.; and

      Whereas, the Employee understands that his specific talents and capabilities along with those of his fellow shareholders in CGC are the significant asset the Company is acquiring in the purchase of the stock of CGC; and

      Whereas, the Employee acknowledges he will have access to valuable confidential and proprietary information; and

      Whereas, the Employee recognizes that the Company has a legitimate interest in preserving the value of the acquired stock and the proprietary information of CGC by entering into noncompetitiion and confidentiality agreements with key employees.

      Now, therefore, in consideration of the mutual covenants and agreements set forth herein, the parties agree as follows:

      1. Covenant Not to Compete. For two years from the date the Employee ceases to be employed by the Company for any reason, the Employee will not, within the areas covered by this Noncompetition Agreement, without the express written consent of the Company:

            (a) become involved with or associated with, either as employee, principal, partner, officer, director, agent, consultant, or otherwise, any person, partnership, corporation or other entity engaged in designing, manufacturing, distributing, offering for sale or selling any products or services which compete with or are similar to any products or services designed, manufactured, distributed, offered for sale or sold by the Company (a "Competitor");

            (b) acquire any interest in a Competitor of the Company (except for wholly passive investments in the equity securities of publicly traded companies) not in excess of 2% of the outstanding equity securities of such company;

            (c) employ or solicit for employment by someone other than the Company any person who was an officer or employee of the Company immediately as of the date hereof or is an officer or employee of the Company as of the date of the solicitation;

            (d) induce or attempt to induce any officer or employee of the Company to leave the employment of the Company.

      2. Areas Covered by this Agreement. The areas covered by this Noncompetition Agreement include the States of Michigan, Indiana, Texas, Louisiana, Ohio, Pennsylvania, North Carolina, Virginia, New York, New Jersey, Delaware, Maryland and Kentucky.

      3. Consideration. This Agreement is entered into in connection with the Company's acquisition of the stock of CGC. In that CGC is a services-only operation and the Employee is a shareholder and a key member of the entity, this Agreement is a material inducement by CGC to the Company to complete the CGC acquisition.

      4. Remedies. The parties agree that no adequate remedy at law exists for the violation of any provision contained in Section 1 hereof and that such provisions shall be enforceable by specific performance and or other injunctive relief in addition to any other remedies that may be available. In case any of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, any invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had been limited or modified (consistent with its general intent) to the extent necessary so that it shall be valid, legal, and enforceable, or if it shall not be possible to so limit such invalid or illegal or unenforceable provisions or part of a provision, this Agreement shall be construed as if such invalid or illegal or unenforceable provisions or part of a provision had never been contained herein.

      5. Binding Effect. This Agreement shall be binding upon the Employee, and shall inure to the benefit of and be enforceable by the Company and its respective successors and assigns.

      6. Modification; Waiver. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all parties hereto (or their successors). No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

      7. Governing Law. This Agreement shall be governed by and construed under the laws of the State of Massachusetts.

      8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one agreement.

      9. Exception. The purpose of this Agreement is to protect the value of the business acquired and to ensure that, in the event the Employee ceases to be employed by the Company, he does not attempt to solicit employees, customers, and vendors, or use confidential information obtained during his employment with CGC or the Company to, in any way, devalue the Company. It is specifically not meant to restrict the Employee from earning a living in his chosen field of business administration. Therefore, in the event the Employee ceases to be employed by the Company he will not be restricted in any way from obtaining employment in his chosen field so long as his position with such new employer is not one which competes with the business of the Company.

      The Employee acknowledges that this does not, in any way, constitute an employment agreement and that the Company reserves the right to terminate his employment at any time with cause or without cause.

      IN WITNESS HEREOF, the parties have executed this Agreement on the date first set forth above.


                                By: /s/ John Davis
                                John Davis

                                By: /s/ Mark R. Sweetland
                                Mark R. Sweetland
                                President and CEO


                            NONCOMPETITION AGREEMENT

      Agreement dated as of December 31, 1996, between Information Decisions, Inc. ("IDI"), SofTech, Inc., including all its subsidiaries ( collectively the "Company") and Matthew Elzea ("Employee").

                                    RECITALS

      Whereas, following the acquisition of the stock of Computer Graphics Corp., ("CGC"), the Employee will be a key person responsible for implementing a growth plan that is meant to significantly enhance the value of SofTech, Inc.; and

      Whereas, the Employee understands that his specific talents and capabilities along with those of his fellow shareholders in CGC are the significant asset the Company is acquiring in the purchase of the stock of CGC; and

      Whereas, the Employee acknowledges he will have access to valuable confidential and proprietary information; and

      Whereas, the Employee recognizes that the Company has a legitimate interest in preserving the value of the acquired stock and the proprietary information of CGC by entering into noncompetitiion and confidentiality agreements with key employees.

      Now, therefore, in consideration of the mutual covenants and agreements set forth herein, the parties agree as follows:

      1. Covenant Not to Compete. For two years from the date the Employee ceases to be employed by the Company for any reason, the Employee will not, within the areas covered by this Noncompetition Agreement, without the express written consent of the Company:

            (a) become involved with or associated with, either as employee, principal, partner, officer, director, agent, consultant, or otherwise, any person, partnership, corporation or other entity engaged in designing, manufacturing, distributing, offering for sale or selling any products or services which compete with or are similar to any products or services designed, manufactured, distributed, offered for sale or sold by the Company (a "Competitor");

            (b) acquire any interest in a Competitor of the Company (except for wholly passive investments in the equity securities of publicly traded companies) not in excess of 2% of the outstanding equity securities of such company;

            (c) employ or solicit for employment by someone other than the Company any person who was an officer or employee of the Company immediately as of the date hereof or is an officer or employee of the Company as of the date of the solicitation;

            (d) induce or attempt to induce any officer or employee of the Company to leave the employment of the Company.

      2. Areas Covered by this Agreement. The areas covered by this Noncompetition Agreement include the States of Michigan, Indiana, Texas, Louisiana, Ohio, Pennsylvania, North Carolina, Virginia, New York, New Jersey, Delaware, Maryland and Kentucky.

      3. Consideration. This Agreement is entered into in connection with the Company's acquisition of the stock of CGC. In that CGC is a services-only operation and the Employee is a shareholder and a key member of the entity, this Agreement is a material inducement by CGC to the Company to complete the CGC acquisition.

      4. Remedies. The parties agree that no adequate remedy at law exists for the violation of any provision contained in Section 1 hereof and that such provisions shall be enforceable by specific performance and or other injunctive relief in addition to any other remedies that may be available. In case any of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, any invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had been limited or modified (consistent with its general intent) to the extent necessary so that it shall be valid, legal, and enforceable, or if it shall not be possible to so limit such invalid or illegal or unenforceable provisions or part of a provision, this Agreement shall be construed as if such invalid or illegal or unenforceable provisions or part of a provision had never been contained herein.

      5. Binding Effect. This Agreement shall be binding upon the Employee, and shall inure to the benefit of and be enforceable by the Company and its respective successors and assigns.

      6. Modification; Waiver. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all parties hereto (or their successors). No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

      7. Governing Law. This Agreement shall be governed by and construed under the laws of the State of Massachusetts.

      8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one agreement.

      9. Exception. The purpose of this Agreement is to protect the value of the business acquired and to ensure that, in the event the Employee ceases to be employed by the Company, he does not attempt to solicit employees, customers, and vendors, or use confidential information obtained during his employment with CGC or the Company to, in any way, devalue the Company. It is specifically not meant to restrict the Employee from earning a living in his chosen field of mechanical engineering. Therefore, in the event the Employee ceases to be employed by the Company he will not be restricted in any way from obtaining employment in his chosen field so long as his position with such new employer is not one which competes with the business of the Company.

      The Employee acknowledges that this does not, in any way, constitute an employment agreement and that the Company reserves the right to terminate his employment at any time with cause or without cause.

      IN WITNESS HEREOF, the parties have executed this Agreement on the date first set forth above.


                                By: /s/ Matthew Elzea
                                Matthew Elzea

                                By: /s/ Mark R. Sweetland
                                Mark R. Sweetland
                                President and CEO


                            NONCOMPETITION AGREEMENT

      Agreement dated as of December 31, 1996, between Information Decisions, Inc. ("IDI"), SofTech, Inc., including all its subsidiaries ( collectively the "Company") and Daniel Iaria ("Employee").

                                    RECITALS

      Whereas, following the acquisition of the stock of Computer Graphics Corp., ("CGC"), the Employee will be a key person responsible for implementing a growth plan that is meant to significantly enhance the value of SofTech, Inc.; and

      Whereas, the Employee understands that his specific talents and capabilities along with those of his fellow shareholders in CGC are the significant asset the Company is acquiring in the purchase of the stock of CGC; and

      Whereas, the Employee acknowledges he will have access to valuable confidential and proprietary information; and

      Whereas, the Employee recognizes that the Company has a legitimate interest in preserving the value of the acquired stock and the proprietary information of CGC by entering into noncompetitiion and confidentiality agreements with key employees.

      Now, therefore, in consideration of the mutual covenants and agreements set forth herein, the parties agree as follows:

      1. Covenant Not to Compete. For two years from the date the Employee ceases to be employed by the Company for any reason, the Employee will not, within the areas covered by this Noncompetition Agreement, without the express written consent of the Company:

            (a) become involved with or associated with, either as employee, principal, partner, officer, director, agent, consultant, or otherwise, any person, partnership, corporation or other entity engaged in designing, manufacturing, distributing, offering for sale or selling any products or services which compete with or are similar to any products or services designed, manufactured, distributed, offered for sale or sold by the Company (a "Competitor");

            (b) acquire any interest in a Competitor of the Company (except for wholly passive investments in the equity securities of publicly traded companies) not in excess of 2% of the outstanding equity securities of such company;

            (c) employ or solicit for employment by someone other than the Company any person who was an officer or employee of the Company immediately as of the date hereof or is an officer or employee of the Company as of the date of the solicitation;

            (d) induce or attempt to induce any officer or employee of the Company to leave the employment of the Company.

      2. Areas Covered by this Agreement. The areas covered by this Noncompetition Agreement include the States of Michigan, Indiana, Texas, Louisiana, Ohio, Pennsylvania, North Carolina, Virginia, New York, New Jersey, Delaware, Maryland and Kentucky.

      3. Consideration. This Agreement is entered into in connection with the Company's acquisition of the stock of CGC. In that CGC is a services-only operation and the Employee is a shareholder and a key member of the entity, this Agreement is a material inducement by CGC to the Company to complete the CGC acquisition.

      4. Remedies. The parties agree that no adequate remedy at law exists for the violation of any provision contained in Section 1 hereof and that such provisions shall be enforceable by specific performance and or other injunctive relief in addition to any other remedies that may be available. In case any of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, any invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had been limited or modified (consistent with its general intent) to the extent necessary so that it shall be valid, legal, and enforceable, or if it shall not be possible to so limit such invalid or illegal or unenforceable provisions or part of a provision, this Agreement shall be construed as if such invalid or illegal or unenforceable provisions or part of a provision had never been contained herein.

      5. Binding Effect. This Agreement shall be binding upon the Employee, and shall inure to the benefit of and be enforceable by the Company and its respective successors and assigns.

      6. Modification; Waiver. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all parties hereto (or their successors). No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

      7. Governing Law. This Agreement shall be governed by and construed under the laws of the State of Massachusetts.

      8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one agreement.

      9. Exception. The purpose of this Agreement is to protect the value of the business acquired and to ensure that, in the event the Employee ceases to be employed by the Company, he does not attempt to solicit employees, customers, and vendors, or use confidential information obtained during his employment with CGC or the Company to, in any way, devalue the Company. It is specifically not meant to restrict the Employee from earning a living in his chosen field of mechanical engineering. Therefore, in the event the Employee ceases to be employed by the Company he will not be restricted in any way from obtaining employment in his chosen field so long as his position with such new employer is not one which competes with the business of the Company.


      The Employee acknowledges that this does not, in any way, constitute an employment agreement and that the Company reserves the right to terminate his employment at any time with cause or without cause.

      IN WITNESS HEREOF, the parties have executed this Agreement on the date first set forth above.


                                By: /s/ Daniel Iaria
                                Daniel Iaria

                                By: /s/ Mark R. Sweetland
                                Mark R. Sweetland
                                President and CEO


                             STOCK PLEDGE AGREEMENT


                                                              December 31, 1996

      Stock Pledge Agreement ("Agreement") between John Davis ("Davis" or the "Debtor") and SofTech, Inc., a Massachusetts corporation ("SofTech" or the "Secured Party").

      WHEREAS, the Debtor has today executed and delivered to the Secured Party his Non-Recourse Promissory Note (the "Note") in the original principal amount of $110,000; and

      WHEREAS, as a condition of making such loan, the Secured Party requires that the Debtor grant to the Secured Party a security interest in the 135,000 shares of SofTech stock received by the Debtor on December 31, 1996 in the sale of his shares of Computer Graphics Corporation, an Indiana corporation, to SofTech as described in Section 1.2 (a) of the Stock Purchase Agreement (the "Collateral").

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby act and agree as follows:

      1. Grant of Security Interest. As security for the full and timely satisfaction of the amounts due under the Non-Recourse Promissory Note, the Debtor hereby grants to the Secured Party a continuing interest in the Collateral.

      2. Further Assurances. The Debtor will from time to time, upon the Secured Party's request, promptly execute and deliver all such further instruments and documents, and take all such further action, as may be necessary or that the Secured Party may reasonably request in order to protect the security interests granted or intended to be granted hereby or to enable the Secured Party to enforce its rights and remedies hereunder with respect to the Collateral.

      3. Safekeeping of Collateral. After issuance of the Collateral to Debtor by SofTech, the Collateral shall be placed in a safe deposit box at a mutually agreed upon Indiana site which requires two keys to gain access. One key shall be held by the Debtor and one shall be held by the Secured Party. SofTech shall bear the cost of such safe deposit box.

      4. Liens on Collateral. The Debtor shall not create or suffer to exist any lien in or on any of the Collateral except liens in favor of the Secured Party.

      5. Sale of All or Part of the Collateral. In the event that the Debtor wishes to sell all or part of the Collateral, he shall inform the Secured Party of his intentions in writing. Such shares will be sold through an independent broker designated by the Debtor and approved by the Secured Party. All net proceeds shall first be applied against the outstanding balance owed under the Non-Recourse Promissory Note regardless of whether or not such monies are due under such Non-Recourse Promissory Note. The independent broker will be instructed in writing by Debtor as to the proper disbursement of net proceeds so as to accomplish this repayment and a copy of such instructions will be provided to the Secured Party. Such instructions shall inform independent broker of this Agreement, a copy of which shall also be attached to the broker instructions. Net proceeds received from the sale of the Collateral in excess of amounts due Secured Party shall be distributed directly from broker to Debtor.

      6. Remedies. If the Debtor fails to comply with the repayment provisions of the Non-Recourse Promissory Note, the Secured Party can require, and Debtor shall be obligated to deliver to the Secured Party the Collateral with stock powers duly executed in blank, together with all such documents as may be required to effect a valid transfer of Collateral to Secured Party. Secured Party has no obligation whatsoever to sell such Collateral so delivered. The Secured Party can opt to retire such shares received in this manner or may elect to sell such shares at anytime. Any proceeds received by Secured Party from such a sale will belong entirely to the Secured Party regardless of amount.

      7. Termination. This Agreement shall remain in full force and effect so long as any amounts are owed under the Non-Recourse Promissory Note. Upon repayment in full of all outstanding borrowings under such Note, this Agreement shall immediately terminate. Secured Party shall be obligated to take such actions as required to deliver Collateral to Debtor as reasonably requested by Debtor.

      8. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of The Commonwealth of Massachusetts, except that the creation, perfection and enforcement of security interests in Collateral located in jurisdictions other than Massachusetts which will be governed by the laws of the respective jurisdictions in which such Collateral is located.

      IN WITNESS WHEREOF, the Debtor and the Secured Party have caused this Agreement to be executed by their duly authorized representatives as of the date set forth above.

                                SOFTECH, INC.

                                By: /s/ Mark R. Sweetland
                                Mark R. Sweetland
                                President and CEO


                                DEBTOR

                                By: /s/ John Davis
                                John Davis


                              SEPARATION AGREEMENT

In connection with the stock acquisition of Computer Graphics Corporation by Information Decisions, Inc., and SofTech, Inc. including all its subsidiaries (collectively the "Company"), and as a material inducement by the Company to John Davis ("Employee") to complete the transaction, the Company agrees to the following Separation Agreement.

Following the acquisition of Computer Graphics by the Company, the Employee will be due a cash payment in the event his employment is terminated by the Company for any reason other than fraud or theft. The cash payment due will serve as severance and notice compensation. The cash payment due is as follows:

Employment termination
----------------------

Within 12 months of transaction                    $120,000

From 12 to 24 months of transaction                  90,000

From 24 to 36 months of transaction                  60,000

No payment is due in the event the Employee ends his employment. All other monies due the Employee for services performed or benefits earned would not be governed by this separation agreement in the event of termination but would be governed by Company policy and state and federal law dealing with such matters. This Agreement addresses severance and notice pay only with regard to this Employee.

The Company also agrees that the minimum gross monthly compensation to the Employee during the 36 month period following the transaction will be $10,000 so long as he is employed.

The Employee acknowledges that this does not, in any way, constitute an employment agreement and that the Company reserves the right to terminate his employment at any time with cause or without cause.

                                By: /s/ John Davis
                                John Davis

                                By: /s/ Mark R. Sweetland
                                Mark R. Sweetland
                                President and CEO


                              SEPARATION AGREEMENT

In connection with the stock acquisition of Computer Graphics Corporation by Information Decisions, Inc., and SofTech, Inc. including all its subsidiaries (collectively the "Company"), and as a material inducement by the Company to Matthew Elzea ("Employee") to complete the transaction, the Company agrees to the following Separation Agreement.

Following the acquisition of Computer Graphics by the Company, the Employee will be due a cash payment in the event his employment is terminated by the Company for any reason other than fraud or theft. The cash payment due will serve as severance and notice compensation. The cash payment due is as follows:

Employment termination
----------------------

Within 12 months of transaction                     $60,000

From 12 to 24 months of transaction                  45,000

From 24 to 36 months of transaction                  30,000

No payment is due in the event the Employee ends his employment. All other monies due the Employee for services performed or benefits earned would not be governed by this separation agreement in the event of termination but would be governed by Company policy and state and federal law dealing with such matters. This Agreement addresses severance and notice pay only with regard to this Employee.

The Company also agrees that the minimum gross monthly compensation to the Employee during the 36 month period following the transaction will be $5,000 so long as he is employed.

The Employee acknowledges that this does not, in any way, constitute an employment agreement and that the Company reserves the right to terminate his employment at any time with cause or without cause.

                                By: /s/ Matthew Elzea
                                Matthew Elzea

                                By: /s/ Mark R. Sweetland
                                Mark R. Sweetland
                                President and CEO


                              SEPARATION AGREEMENT

In connection with the stock acquisition of Computer Graphics Corporation by Information Decisions, Inc., and SofTech, Inc. including all its subsidiaries (collectively the "Company"), and as a material inducement by the Company to Daniel Iaria ("Employee") to complete the transaction, the Company agrees to the following Separation Agreement.

Following the acquisition of Computer Graphics by the Company, the Employee will be due a cash payment in the event his employment is terminated by the Company for any reason other than fraud or theft. The cash payment due will serve as severance and notice compensation. The cash payment due is as follows:

Employment termination
----------------------

Within 12 months of transaction                     $60,000

From 12 to 24 months of  transaction                 45,000

From 24 to 36 months of transaction                  30,000

No payment is due in the event the Employee ends his employment. All other monies due the Employee for services performed or benefits earned would not be governed by this separation agreement in the event of termination but would be governed by Company policy and state and federal law dealing with such matters. This Agreement addresses severance and notice pay only with regard to this Employee.

The Company also agrees that the minimum gross monthly compensation to the Employee during the 36 month period following the transaction will be $5,000 so long as he is employed.

The Employee acknowledges that this does not, in any way, constitute an employment agreement and that the Company reserves the right to terminate his employment at any time with cause or without cause.

                                By: /s/ Daniel Iaria
                                Daniel Iaria

                                By: /s/ Mark R. Sweetland
                                Mark R. Sweetland
                                President and CEO


                         REGISTRATION RIGHTS AGREEMENT

      This Registration Rights Agreement (the "Agreement") is made and entered into as of December 31, 1996 by and among SofTech, Inc., a Massachusetts corporation ("SofTech" or the "Company") and John Davis, Matthew Elzea and Daniel Iaria, the principal stockholders of CGC (collectively, the "Stockholders").

      WHEREAS, the Company is a party to a certain Stock Purchase Agreement (the "Agreement") dated December 31, 1996 with Stockholders;

      WHEREAS, as part of the purchase price for the stock to be acquired pursuant to the Stock Purchase Agreement, the Company will issue to the Stockholders 405,000 shares of its Common Stock as Initial Consideration and up to 210,000 shares of its Common Stock (collectively, the "Shares") as Additional Consideration in accordance with Sections 1.2 (a) and (b) of the Stock Purchase Agreement;

      WHEREAS, in order to induce the Stockholders to enter into the Stock Purchase Agreement, the Company has agreed to provide certain registration rights to the Stockholders with respect to the Shares;

      NOW, THEREFORE, the Company and the Stockholders agree as follows:

      1.1 Registration on Form S-3. In accordance with Section 5.1 of the Stock Purchase Agreement, SofTech shall use its best efforts to cause a registration statement under the Securities Act of 1933, as amended, to be filed with the Securities and Exchange Commission on Form S-3 (or a substantially equivalent form) within 90 days of the close of the transaction and shall use its reasonable best efforts to cause such registration statement to be declared effective by the SEC as soon as reasonably practicable.

      2.1 Period of Effectiveness. The Company agrees to use its reasonable best efforts to keep the registration statement continuously in effect under the Securities Act until such time that the required holding period restrictions for such Shares has elapsed.

      3.1 Company's Obligations. The Company shall do the following during the period in which the registration statement is required to be kept effective:

            (a) Amendments. (i) Prepare and file with the SEC such amendments to the registration statement as may be required to keep the registration statement effective for the applicable period; and (ii) respond promptly to any comments received from the SEC with respect to the registration statement or any amendment, post-effective amendment or supplement relating thereto.

            (b) Copies of Prospectus. Furnish to Stockholders as many copies of each applicable Prospectus and such other documents as may reasonably be requested in order to facilitate the sale or disposition of the Shares.

            (c) State Securities Laws. Take such action as may be necessary to qualify or register the shares to be sold under the secutrities or "blue sky" laws of such jurisdictions of the United States as may be reasonably requested by the Stockholders.

      4.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless the Stockholders against any and all loss, liability, claim, damage or expense whatsoever, other than negotiated settlements which must be approved by the Company beforehand, as incurred, arising out of any untrue statement of a material fact contained in the registration statement or omission of a material fact from the registration statement which results in expenditures on the part of the Stockholders.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of December __, 1996.


SofTech, Inc.

         By: /s/ Mark R. Sweetland
         Mark R. Sweetland
         President and CEO


Stockholders

         By: /s/ John Davis
         John Davis
         President, CGC

         By: /s/ Daniel Iaria
         Daniel Iaria

         By: /s/ Matthew Elzea
         Matthew Elzea